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                 [LETTERHEAD OF GRANT THORNTON APPEARS HERE]

                                                                    Exhibit 23.2

              Consent of Independent Certified Public Accountants

We have issued our reports dated February 8, 1999, accompanying the consolidated statements of operations, shareholder's equity and cash flows for the period ended December 31, 1998, and schedules incorporated by reference in the Annual Report of Federal Realty Investment Trust on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Federal Realty Investment Trust on
Form S-8.

                                           Grant Thornton LLP

Washington, DC
May 7, 2001